Exhibit 31.1

Certification by the Principal Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Shi Qiu, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K of Chaince Digital Holdings Inc. (the “Company”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 10, 2026

By:	/s/ Shi Qiu
Name:	Shi Qiu
Title:	Chief Executive Officer